VOLUME LICENSE AGREEMENT

         This License Agreement (the "Agreement") is made and entered into as of the 17th day of January, 2000, by and between Philips Speech Processing North America, a Division of Philips Electronics North America Corporation, a corporation organized and existing under the laws of the state of Delaware, ("PSP"), and Preferred Voice, Inc., a corporation organized and existing under the laws of the state of Delaware ("Licensee").

                                   WITNESSETH:

         WHEREAS, PSP is the creator and owner of a speech recognition technology, which includes certain signal processing algorithms that are used for the computerized recognition of speech; and

         WHEREAS, Licensee desires to license a subset of PSP technology that would add speech recognition capabilities to its systems with voice processing applications and obtain a license to use such software on the terms and conditions set forth herein; and

         WHEREAS, PSP is willing to grant a license to Licensee as hereinafter specified; and

         WHEREAS, Licensee desires ongoing technical support for the Licensed Technology.

         NOW, THEREFORE, in consideration of the mutual premises and covenants of the parties hereto, the parties hereby covenant and agree as follows:

                                 1. Definitions

         Words shall have their normally accepted meanings as used in this Agreement. The terms herein and hereof , unless specifically limited, shall have reference to the entire Agreement. The word "shall" is mandatory, the word "may" is permissive, the word "or" is not exclusive, the word "includes" and including" are not limiting and the singular includes the plural and vice versa. As used in this Agreement, the following terms have the respective meanings specified below:

1. "Enhancements" means modifications, refinements, or additions that, when made or added to the Licensed Technology, materially change its utility, efficiency, functional capability, or application.

2. "Force Majeure Condition" means any condition or event beyond the control of the party affected thereby, including, but not limited to, fire, explosion, or other casualty, act of God, war or civil disturbance, acts of public enemies, embargo, the performance or nonperformance of third parties, acts of city, state, local or federal governments in their sovereign, regulatory, or contractual capacity, labor difficulties, and strikes.

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3.  "Licensed  Technology"  means the  subset of  Technology  that is adapted to provide the speech recognition capabilities described in Exhibit A, attached hereto and incorporated herein by reference, for Systems.

4. "Recognizer" means an individual channel capable of speech recognition using Licensed Technology. Recognizers can be used as a shared resource in Systems or they can be deployed on every line in a System.

5. "Speech Verification" means a channel capable of verifying one's claimed identity through analyzing voice patterns.


6. "Systems" means the products sold by Licensee that are described in Exhibit B attached hereto and incorporated herein by reference.


7. "Technological Improvements" means minor improvements, refinements, or perfections of the Licensed Technology.


8. "Technology" means, irrespective of the form in which it is recorded, all information relating to telephone channel discrete and continuous utterance speaker-independent and speaker- dependent speech recognition and speaker verification, whether already developed or developed hereunder, made, owned or discovered by PSP, including, but not limited to, software, hardware, firmware, custom and semi-custom components, algorithms, know-how, trade secrets, confidential information, source codes, Object codes, designs, plans, specifications, magnetic media or other form of recorded information, except for information that is generally available to the public (including information that is available, with or without fee, from other vendors).

                               1. Grant of License

1. PSP hereby grants to Licensee a world-wide, non-exclusive, perpetual license to use, copy, and distribute under perpetual sublicenses the Licensed Technology for the purpose of providing telephonic voice recognition services using Systems.

2. There is no geographic limitation on Licensee's right to distribute into any market so long as the Systems sold into any market have been enhanced with the appropriate languages and dialects for that market.

3. During the term of the license granted in 2.01 above, PSP hereby grants to Licensee a nonexclusive, nontransferable license to use trademarks and service marks ("Marks") which are set forth on Exhibit G, attached hereto and incorporated herein by reference, relating to the Licensed Technology in promotional materials, technical publications, products descriptions, and other printed or electronic materials which are created or disseminated in the conduct of Licensee's sale and distribution of Systems, subject to PSP' prior approval of such use and strictly in accordance with PSP's guidelines for the use of its Marks as provided to Licensee by PSP. Licensee shall display such Marks adjacent to and with the first or most prominent use of the appropriate Mark in each such publication, except when the publication relates to Licensee's products which incorporate the

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Licensed  Technology  in bundled  form, in which event the display of Licensee's own trademarks or service marks shall not be construed to grant Licensee any ownership to the Licensed Technology licensed by PSP to PSP hereunder. Licensee further agrees not to use any other trademark or service mark in close proximity to the Marks or combine such Marks in a confusing manner or in a manner which creates a unitary composite mark. In all events PSP shall retain ownership rights to its Marks licensed to Licensee hereunder, and Licensee shall notify PSP of any unauthorized use of PSP's Marks which become known to Licensee. Licensee (i) will not act in any manner that might reasonably injure the rights or goodwill of PSP with respect to the Marks, (ii) will not challenge the validity or ownership of the Marks, and (iii) will use reasonable efforts to safeguard the Marks as necessary and appropriate.

4. In consideration of the License herein granted, Licensee shall pay to PSP periodic royalties at the rates specified in Exhibit C.


5. This Agreement does not transfer title or any ownership interest in Licensed Technology to Licensee. Licensed Technology, including all parts thereof, and any copies, in whole or in part, are and shall remain the property of PSP, irrespective of the ownership of the media on which Licensed Technology any part thereof or any copy thereof is contained. Licensee acknowledges and agrees that it is only acquiring title to media containing the Licensed Technology with the limited right to resell Licensed Technology on which Licensed Technology are contained and licenses as specified in this Agreement. All patents, copyrights, trade secrets and other intellectual property rights in and to Licensed Technology shall remain the exclusive property of PSP. Licensed Technology are offered for sale and are resold by Licensee subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any Licensed Technology.

6. Except as permitted pursuant to Section 2.01, Licensee agrees not to copy, alter, modify, translate, decompile, disassemble, reverse engineer or create derivative works of the Licensed Technology or any part thereof.

7. Except as permitted pursuant to Section 2.01, Licensee shall not: (i) loan, rent, lease, give, sub-license or otherwise transfer Licensed Technology, including any part thereof, or any copy thereof, in whole or in part, to any third party; or (ii) distribute copies of Licensed Technology or any part thereof to any third party or electronically transfer the same from one computer to another over a network.

                                   2. Support

1. PSP shall provide Level 3 Support for the Licensed Technology as detailed in Exhibit F. Additionally, PSP shall provide to Licensee the following:


     A. Technological Improvements it develops for the Licensed Technology at no additional cost.

     B. Software support to Licensee as reasonably required to implement Technological improvements to the Licensed Technology at no additional cost.

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     C. A Test Plan for beta tests per Exhibit E.

          1. In consideration of the support described in Section 3.01, Licensee shall pay PSP in accordance with Exhibit D for the term of this Agreement.

          2. PSP shall make Enhancements available to Licensee at PSP' then current prices to similarly situated customers.


                                     1. Term

         This Agreement is effective on the date hereof and unless sooner terminated extends for a period of five (5) years ("Initial Term"). Further, provided that Licensee is not in default of this Agreement at the end of the Initial Term, Licensee may extend this Agreement on a yearly basis for an additional five (5) years ("Extended Term") upon written notice to PSP provided at least thirty (30) days prior to the then applicable expiration date.

                           2. Obligations of Licensee

1. Licensee agrees to use PSP as its sole and exclusive source for speech recognition and speaker verification technology for five years from its first commercial deployment of a System incorporating Licensed Technology. However, Licensee is not bound to use PSP as its sole and exclusive source for speech recognition and speaker verification technology, and has no obligation to do so, in the event that any third party claim is made or alleged that the Licensed Technology infringes any existing patent, copyright, trade secret, trademark or other intellectual property rights of said third party, provided that Licensee notifies PSP of such claim and further provided that PSP exercises one of the three option listed in Section 11.02 hereof or the claim proceeds to litigation.

2. Licensee shall: (i) conduct business in a manner that reflects favorably at all times on PSP products and the good name, goodwill and reputation of Philips;
(ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to PSP, PSP products or the public, including, but not limited, to disparagement of PSP or PSP products; (iii) make no false or misleading representations with regard to PSP or PSP products; (iv) not to publish or employ or cooperate in the publication or employment of any misleading or deceptive advertising material; (y) make no representations or guarantees to customers or to the trade with respect to the specifications, features or capabilities of PSP products that are inconsistent with the literature distributed or approved by PSP; and (vi) actively promote the sale of Systems incorporating the Licensed Technology.

3. Licensee agrees to act as a beta site for new releases of Licensed Technology and agrees to provide input to PSP with respect to its beta testing of Licensed Technology per Exhibit E.

4. Licensee shall develop reasonable safeguards to insure that Licensee's customers do not wrongfully appropriate the Licensed Technology, in whole or in part.

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5. The  statement  "Speech  recognition  technology  provided by Philips  Speech
Processing" shall be included on marketing and sales literature developed by Licensee for the products that include the Licensed Technology.

6. Licensee shall at all times comply with all United States laws or regulations, and regulations of foreign jurisdictions, if applicable, as they may exist from time to time, regarding the subject matter of the license, in particular as to export licensing or the control or regulation of exportation or re-exportation of the Product Software. Without limiting the generality of the foregoing, Licensee specifically agrees not to sell any products covered by this Agreement to any party, if such a sale would constitute a violation of any laws or regulations of the United States.

7. Licensee shall seek and obtain at its cost any necessary governmental, regulatory or other certifications or approvals for the use of Licensed Technology in Licensee's Systems. PSP will furnish such reasonable support as Licensee requests in developing and presenting applications for such licenses or approvals.

                              3. Obligations of PSP

1. PSP shall offer to use Licensee as the first beta site for new releases of Licensed Technology.


2. PSP shall provide Licensee with licenses for 26 SpeechPearl 99 Recognizers as described in Exhibit A at no charge to replace Speech Wave Recognizers previously acquired by Licensee.

                           4. Mutual Responsibilities

1. Training. PSP shall provide Licensee detailed and thorough training of a professional caliber, without charge, for up to 2 qualified employees of Licensee annually. The training shall be of three (3) days duration, shall be offered in the continental United States, and will cover the installation, use, and maintenance of the Licensed Technology, and shall include appropriate printed training documentation and reference materials.

2. Additional training, including "refresher training", shall be conducted in a manner agreed upon by the parties and at mutually agreeable fees, where appropriate.

3. The parties shall make joint press releases pertaining to the deployment of Systems. Each party will obtain the prior written consent of the other party prior to issuing such releases.

                      5. Trade Secrets and Confidentiality

1. Each party covenants and agrees that at all times hereafter it will keep secret all information communicated to it that has been designated as confidential or proprietary, and that it will not divulge the same to any person, firm, or corporation or use it for its benefit or for the benefit of others without the prior written consent of the other party. This obligation applies only if in the case

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of  written  communication,  the  document  has been  conspicuously  labeled  as
"confidential" or "proprietary" and in the event of an oral communication, the information has been identified as confidential or proprietary at the time of disclosure and a written summary of the confidential or proprietary information, conspicuously marked as such, has been prepared by the disclosing party and sent to the receiving party within 30 days of the disclosure. The recipient shall take reasonable steps to safeguard such confidential information, using at a minimum the same degree of care that the recipient uses to protect its own similar categories of confidential and proprietary information. The provisions of this Article do not apply to:

     (A) Information that at the time of receipt can be shown by reasonable evidence to be in the public domain; or

     (B) Information that can be shown by reasonable evidence to have been legally in possession of the party receiving such information prior to the time of it being received from the other party;

     (C) Information that can be shown by reasonable evidence to have legally become part of the public domain, other than by acts or omissions of the party receiving such information;

     (D) Information that the disclosing party discloses to a third party without restriction on use or disclosure; or


     (E) Information that is received by the recipient from a third party having no obligation to the disclosing party limiting the use or disclosure of the information.

For the purpose of sub-paragraphs (A) and (C) of this section, information is not considered to be in the public domain merely because a more generalized disclosure of information, which does not specify the details of the information received, is in the public domain.

2. Licensee shall take all precautions reasonably necessary to ensure that persons purchasing, leasing or using Systems are made aware that title to the Licensed Technology resides in PSP for any purpose other than use in connection with Systems, and such users may not copy, disclose, attempt to disassemble or decompile software that implements the Licensed Technology.

3. Licensee shall cause to appear on all software packages incorporating or containing the Licensed Technology a proper copyright notice of the format:


         "(C)2000 Philips Speech Processing, All Rights Reserved"

or such other notice as PSP may from time to time reasonably require to protect PSP' copyrighted or proprietary materials utilized under this Agreement. Licensee may qualify the scope of the copyright notice in order to limit it to the portion of the software package containing the Licensed Technology.

4. Licensee shall execute and, if requested by PSP, direct its affiliates, agents, servants, and employees to execute any and all agreements or other documents reasonably necessary to secure and protect PSP' rights in and to the Technology.

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5. In the event a breach or  threatened  breach of this Section 7, the aggrieved party will be entitled to seek immediate relief, injunction or otherwise in arbitration, in a court of law, or in equity.

                              6. Fees and Delivery

1. FOB Point. All deliveries shall be made FOB PSP, 14140 Midway Road, Dallas, TX 75244.

2. Licensee will issue purchase orders to PSP for Licensed Technology to be shipped with Systems. The purchase order shall indicate the number of ports of simultaneous recognizers to be shipped with each System along with the Products to be shipped and the appropriate royalty as per Exhibit C.

3. Payment terms for invoices shall be Net 30 days from date of invoice.


4. Taxes. Royalty fees do not include taxes. Licensee shall pay all taxes associated with the sale of Systems(s) and sublicensing of software hereunder, exclusive of taxes based on Philips' income. Any such tax Philips may be required to collect or pay upon the sale or delivery of Product(s) shall be paid by Licensee and such sums shall be due and payable at net 30 days from Licensee's receipt of invoice. If claiming a sales tax exemption, Licensee must provide PSP with valid tax exemption certificates when applicable.

5. PSP represents and promises that the prices and indemnity obligations provided or made available to Licensee under this Agreement during the term of this Agreement, shall be as favorable as the prices and indemnity obligations provided or made available to any other resellers and value added resellers of PSP, based on similar quantities of Products, similar purchase commitments, and under similar terms and conditions.

                                7. Late Payments

         With respect to any invoice or royalty amount due PSP that is not paid by its due date, Licensee shall pay PSP interest from the due date to date of payment at the rate of one and one-half (1-1/2 %) percent per month on the unpaid balance (or such lower rate as may be the maximum allowable by law), together with PSP' costs of collection (including reasonable attorney's fees).

                        8. Representation and Warranties

1. PSP represents and warrants that it has the right to grant the license granted to Licensee herein. PSP shall indemnify and hold Licensee harmless against any and all costs, claims, damages, expenses, losses and demands (including reasonable attorneys fees) incurred, at Licensee's written request or authorization, by or against Licensee as a result of or in connection with any third party claim made or alleged that the Licensed Technology directly infringes any existing patent, copyright, trade secret, trademark or other intellectual property ("IP") rights of any third party, recognized in any jurisdiction where an Licensee may lawfully use Licensed Technology furnished hereunder, or if by reason of the use, in accordance with PSP's specifications, in any such jurisdiction of any

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Licensed  Technology  furnished by Supplier to an Licensee under this Agreement, conditioned on the following:

     (A) That PSP is notified promptly in writing by Licensee of any notice of such claims; and

     (B) That PSP has the sole control of the defense of any action, including appeals, on such claim and all negotiations for its settlement or compromise.

     (C) That the Licensee fully cooperates, at PSPs cost, with PSP in relation to the defense or settlement of the claim.

However, in no event shall PSP be liable for Licensee's consequential damages.

2. Should the Licensed Technology be held in a final judgment, or in PSP' opinion be likely to be held, to infringe a third party's IP rights, PSP shall, at its option and expense, (i) procure for Licensee the right to continue using the Licensed Technology, (ii) replace or modify the same so that it becomes noninfringing but still provides substantially the same functionality as the Licensed Technology provided prior to replacement or modification, or (iii) withdraw the Licensed Technology and refund to Licensee all fees paid by Licensee under this Agreement. In no event, however, shall PSP's liability under this Section 11 exceed the greater of Two Million Dollars ($2,000,000.00) or the amount(s) paid Licensee to PSP under this Agreement.

3. Notwithstanding the foregoing, PSP will have no liability to Licensee or its customers with respect to any claim of patent, copyright or other intellectual property infringement that is based upon a claim that an application in which Licensed Technology is used infringes the intellectual property rights of another person or entity. However, this section shall not be construed as exempting PSP from liability for any claim of infringement of any third party EP right to the extent such claim of infringement is based on the combination of the Licensed Technology on an industry standard PC or server (such as the hardware listed in Exhibit B).

4. PSP will have no liability for any claim of infringement of any third party IP right that arises as a result of (a) use of Licensed Technology by Licensee or any sublicensee of Licensee in connection or combination with software or hardware not provided by PSP, where the claim arises from the combination with the other software or hardware with which Licensed Technology is combined, or
(b) modification of Licensed Technology by Licensee or (c) the use, reproduction or distribution of the Licensed Technology by Licensee after the date ("Claim Date") that either Licensee Receives written notice from PSP that PSP has received a claim or demand alleging that the Licensed Technology is infringing or Licensee receives a claim or demand that the Licensed Technology is infringing, provided, in either case, that PSP first informs Licensee in writing that the Licensed Technology is likely to be held to infringe a third party's IP rights and that PSP then exercises one of the three options listed in the preceding paragraph 11.02. However, this section shall not be construed as exempting PSP from liability for any claim of infringement of any third party IP right to the extent such claim of infringement is based on the combination of the Licensed Technology on an industry standard PC or server (such as the hardware listed in Exhibit B). In the event that a third-party claim of infringement is asserted against a trademark, PSP may instruct Licensee to use a different trademark or cease using the infringing trademark. Notwithstanding the foregoing to the contrary,

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PSP  shall  not be  obliged  to defend  against  and  shall  not be  liable  for infringement of any third party's IP Rights arising from and based on Licensee's modification the Licensed Technology.

5. Both parties hereto represent and warrant that they have the right to enter into this Agreement and that no obligation of either of them to the other is in breach of any known duty to any third party.

6. FOR A PERIOD OF NINETY (90), THE LICENSED TECHNOLOGY SHALL SUBSTANTIALLY COMPLY WITH THE SPECIFICATIONS. IF THE LICENSED TECHNOLOGY DOES NOT SUBSTANTIALLY CONFORM TO THE SPECIFICATIONS, LICENSEE SHALL PROMPTLY NOTIFY PSP. PSP SHALL USE REASONABLE COMMERCIAL EFFORTS TO PROMPTLY REPLACE OR CORRECT THE NON CONFORMITY. THE FOREGOING WARRANTY IS INLIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED AND PSP DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY PSP SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY.

7. Each party shall defend, hold harmless, and indemnify the other party and its customers against any and all claims, expenses (including attorney's fees), loss or liability for injury to or death of any persons (including employees or agents), and loss of or damage to property (including property owned, leased, or borrowed by the third party or its customers), incurred during the performance of this Agreement, and caused by the negligence or intentional misconduct of the first party, its subcontractors, employees, agents, or customers. In no event shall either party be liable for the other party's consequential damages.

8. Except to the extent provided below, PSP shall not be obliged to indemnify, save and hold harmless Licensee and shall not be liable for infringement of any third party's intellectual property rights to the extent that such third party is awarded by a court of competent jurisdiction damages with regard to the Licensed Technology supplied hereunder in the form a Use-Based Royalty and to the extent that such awarded Use-Based Royalty could not be avoided, in PSP's opinion, by PSP reasonably and good faith exercising one or more of the options provided to PSP in Section 11.02. For the purposes of this section, a "Use-Based Royalty" is a royalty or lost profits award based on the use of the Licensed Technology as opposed to and award based on a percentage or portion of the Per Unit Price. PSP warrants and undertakes that to the best of its knowledge, as of the Effective Date, no third party has claimed that it is entitled to the payment Use-Based Royalties with regard to the Lcensed Technology. If a third party makes any claim that it is entitled to the payment of Use- Based Royalties with regard to the Licensed Technology and/or refuses to grant PSP a license, under reasonable terms and conditions, for the intellectual property rights to which the claim relates, then (a) PSP agrees to use all commercially reasonable efforts to defend any such claims at its own cost; and (b) PSP agrees to keep Licensee fully informed of any such claims. If, in PSP opinion, it is unable to defend such claim, and Licensee incurs any liability to such third party based on Use-Based Royalties with regard to the Licensed Technology, PSP shall promptly pay Licensee an amount equal to a payment based on a percentage or portion (to be mutually agreed upon by the parties) of the Per

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Unit Price  times the  quantity of Licensed  Technologys  for which  Licensee is required to pay the aforementioned Use-Based Royalties.

9. Licensed Technology is warranted to be Year 2000 Compliant, meaning that the functionality and the performance of the products are not materially adversely affected by dates prior to, during and after the year 2000, provided they are used (i) in accordance with the applicable specifications and user instructions; and (ii) as originally delivered, unmodified (unless in accordance with PSP release procedures and/or instructions), and have not been tampered with. Evaluation and verification of operation of the product in conjunction with other products are Licensee's own responsibility.

10. If it is demonstrated nevertheless by no later than three months from the delivery of the Licensed Technology that the Licensed Technology is not fully Year 2000 Compliant, Licensee's sole and exclusive remedy, and PSP's sole and exclusive obligation, at PSP's sole discretion will be, (a) to repair/correct free of charge such product (or part thereof), or if this is not reasonably achievable (b) to offer the Licensee a replacement product (or part thereof) that is Year 2000 Compliant, in accordance with PPS's standard terms and conditions applicable to replacing the product. In case (a) applies, Compliance will be achieved by means of a fix, update or upgrade, provided the Licensee reasonably cooperates at no cost to PSP.

11. This warranty is in lieu of any and all other warranties, whether express or implied, statutory or otherwise, including, without limitation, any warranty of merchantability or fitness for a particular purpose related directly or indirectly to Year 2000 compliance, which are hereby excluded, and does not imply that the products will always work without interruption or will be error free.

12. The foregoing states the entire liability of PSP in connection with the infringement of IP rights owned or controlled by third parties by product supplied as such by PSP hereunder and except as stated hereinabove, PSP shall not be liable for any loss or damage of any kind whatsoever, including any incidental, indirect, special or consequential damages, suffered or incurred by Licensee, its mediate or immediate licensees or any other person in respect of or in connection with the infringement of any third party intellectual property rights.

                                 9. Termination

1. If Licensee fails to pay any amount due hereunder when due and such failure is not cured within thirty (30) days of receiving written notice from PSP of such failure, PSP will have the right to terminate this Agreement by giving written notice of termination to Licensee.

2. If either party fails to fulfill any other material obligations or conditions hereof, or commits any other breach or is in default in any other way with regard to any of the provisions of this Agreement, and such failure, breach, or default is not cured within thirty (30) days of written notice to the defaulting party by the other party specifying the nature of the default, the aggrieved party will have the right to terminate this Agreement by giving written notice of termination to the defaulting party, whereupon this Agreement shall automatically terminate on the 30th day after such termination notice is given. Either party has the right to cure any such default up to but not after receiving notice of termination.


3. In the event that under the laws of the United States either party files for bankruptcy or is deemed insolvent or is obliged to cease to trade or to wind up its affairs and go into liquidation, or seeks protection from its creditors or a rearrangement of its obligations by legal process, or otherwise, or a committee of creditors is appointed, or any similar proceeding is had or commenced pursuant to the laws of any jurisdiction or otherwise, the other party will be entitled to give written notice terminating this Agreement forthwith without prejudice to any rights of either Licensee or PSP that may have accrued hereunder at or as of the date of such termination.

4. Termination of this Agreement for any cause will not be construed as a waiver in respect of either party of any of its rights, claims (including claims for damages) or obligations that have accrued up to and including the date of termination, including Licensee's obligation of paying any royalties or sums accrued to PSP.

5. Upon termination or expiration of this Agreement, Licensee agrees to return to PSP within fifteen (15) days of termination or expiration of the Agreement, at its own expense, all PSP proprietary information relating to the Licensed Technology that is not required to support Licensees licenses in the Licensed Technology. All sublicenses of Licensed Technology granted to End Users by Licensee in accordance with the terms and conditions of this Agreement shall survive and continue in full force and effect upon termination of this Agreement. Philips shall be considered a third party beneficiary of such sublicenses and shall have all the rights and remedies of Licensee in enforcing such sublicenses.

                         10. Governing Law; Construction

THIS AGREEMENT IS EXECUTED IN THE STATE OF TEXAS AND IT IS EXPRESSLY AGREED BY THE PARTIES HERETO THAT IT SHALL BE CONSTRUED AND GOVERNED BY, AND THE LEGAL RELATIONSHIPS BETWEEN THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT THAT ANY CONFLICTS OF LAWS RULES OR 11 PRINCIPLES OF THE STATE OF TEXAS THAT WOULD REQUIRE REFERENCE TO ANOTHER JURISDICTION SHALL BE DISREGARDED. EXCLUSIVE VENUE AND JURISDICTION FOR ANY DISPUTE ARISING HEREUNDER SHALL BE IN DALLAS COUNTY, TEXAS.

                           11. Independent Contractors

         No agency, employment, joint venture or partnership is hereby created by the parties to this Agreement. No representation may be made by either party that would create an apparent agency, employment, joint venture, or partnership with the other. Neither party has the authority to act for the other in any manner or to create obligations or debts that would be binding upon the other nor is either party responsible for any obligations whatsoever of the other. The only relationship between the parties hereto is that of independent contractors.

                             12. Dispute Resolutions

         SUBJECT TO THE PROVISIONS HEREOF, IN THE EVENT OF ANY DISPUTE REGARDING THE INTERPRETATION OF, PERFORMANCE UNDER OR BREACH OF THIS AGREEMENT, SUCH DISPUTE MAY, BY AGREEMENT OF THE PARTIES, BE SETTLED BY NON-BINDING MEDIATION OR BINDING ARBITRATION BEFORE THE AMERICAN ARBITRATION ASSOCIATION ("AAA") IN ACCORDANCE WITH ITS COMMERCIAL RULES IN DALLAS, TEXAS. THE PREVAILING PARTY IN ARBITRATION OR LITIGATION SHALL BE ENTITLED TO FEES FOR ATTORNEYS AND EXPERT WITNESSES AND OTHER COSTS INCURRED IN CONNECTION THEREWITH.

                                13. Force Majeure

1. No party hereto will be liable for delay or default in performing hereunder, other than a delay or default in payment of monies, if such performance is delayed or prevented by a Force Majeure Condition.

2. If a Force Majeure Condition occurs, the party delayed or unable to perform shall give prompt notice of such occurrence to the other party. The party affected by the other party's inability to perform may, after sixty (60) days, elect to either terminate this Agreement or continue performance with the option of extending the term of the Agreement up to the length of time the Force Majeure Condition endures. The party experiencing the Force Majeure Condition must inform the other party in writing when such a condition ceases to exist.

3. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties hereto are subject to all laws, both present and future, of any government having jurisdiction over the parties hereto and their business operations related to this Agreement, and to orders, regulations, directions or requests of any such government, or any department, agency or corporation thereof, and the parties hereto will be excused from any failure to perform any obligation hereunder to the extent such failure is caused by any such law, order, regulation, direction or contingency.

                                   14. Notice

         All notices required or permitted to be given hereunder shall be in writing and will be valid and sufficient if dispatched either (i) by hand delivery, (ii) by telex, cable or facsimile transceiver, with confirming letter mailed promptly thereafter in accordance with clause (iv) hereof, (iii) by reputable overnight express courier or (iv) by certified mail, postage prepaid, return receipt requested, deposited in any post office in the United States, in any case, addressed to the addresses set forth on the signature page of this Agreement, or such other addresses as may be provided from time to time in the manner set forth above. When sent by cable or facsimile as aforesaid, notices given as herein provided will be considered to have been received when sent during normal business hours; otherwise, notices will be considered to have been received only upon delivery or attempted delivery during normal business hours.

                               15. Sole Agreement

1. This Agreement represents the full and complete understanding and agreement between PSP and Licensee, and supersedes and cancels any prior agreements among the parties or their predecessors, relating to the Licensed Technology. In entering this Agreement, neither party relied on any representations, provisions, or warranties of the other party or its employees or agents other than those set forth in this Agreement. This Agreement may not be modified or amended except by a writing that states that it is an amendment to this Agreement and that is signed by duly authorized representative of the parties.

2. If any provision of this Agreement is found to be illegal, unenforceable or void, then both parties will be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting another provision that is legal and enforceable and achieves the same objective. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance, then each provision not so affected shall be enforced to the extent permitted by law.

                               16. No Delay Waiver

         No delay on the part of the parties hereto in exercising any power or right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

                               17. Non-Assignment

         This Agreement, and all rights and obligations hereunder, are personal as to the parties hereto and may not be assigned, in whole or in part, by any of the parties to any other person, firm or corporation without the prior written consent thereto by the other party hereto, which consent may not be unreasonably withheld; except that either party may freely assign any or all of its rights and obligations hereunder to any affiliate or in conjunction with a merger or a sale of substantially all of the party's assets or business. An affiliate is (a) a company that owns all or substantially all of the outstanding stock of the company so assigning, (b) a company all or substantially all of whose stock is owned by the company so assigning, or (c) a company under common ownership with the company so assigning. Such assignee company will thereupon be free to assign the rights and obligations under this Agreement to any other affiliate. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

                            18. Liability Limitations

1. Except as specifically provided in this Agreement, neither party or their respective officers, directors, employees and agents will be liable to the other for any incidental, indirect, special or consequential damages such as, but not limited to, exemplary or punitive damages, even if such party has been advised of the possibility of such damages.

2. Except for PSP's indemnity obligations contained in section 11 of this Agreement, in no event shall either party have any liability under this Agreement including but not limited to direct or indirect damages of any kind or nature in the aggregate, in excess of the payments actually received by PSP under this Agreement, whether arising by contract, tort, strict liability or otherwise.

                                19. Miscellaneous

1. This Agreement will be binding upon and will inure to the benefit of PSP and Licensee, their assigns and successors in interest.

2. The subject headings of this Agreement are included for the purpose of convenience only and will not affect the construction or interpretation of its provisions.

3.  This  Agreement  may  be  executed   simultaneously   in  any  one  or  more
counterparts, each of which will be deemed an original and all of which, taken collectively, will constitute one agreement.

4. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect.

         IN WITNESS WHEREOF, the parties have cause this Agreement to be executed as of the date first appearing on page one above.

PHILIPS SPEECH PROCESSING
NORTH AMERICA, A DIVISION
OF PHILIPS ELECTRONICS
NORTH AMERICA CORPORATION                  PREFERRED VOICE, INC.
("PSP")                                    ("LICENSEE")


By:                                        By:
    ----------------------------------         ---------------------------------

Name:                                      Name:
      --------------------------------           -------------------------------

Title:                                     Title:
       -------------------------------            ------------------------------

Address:          14140 Midway Road        Address:         6500 Greenville Ave.
                  Suite 100                                 Suite 570
                  Dallas, Texas 75244                       Dallas, Texas 75206

FAX:              (972) 726-1211           FAX:             (214)_______________

                                    EXHIBITS

Exhibit A         Licensed Technology

Exhibit B         Licensee's Products (Systems)

Exhibit C         License Fees

Exhibit D         Support Fee, including fee for additional  vocabularies and charge for collecting new vocabularies

Exhibit E         Test Procedure

Exhibit F         Support Levels

Exhibit G         Marks

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                                    Exhibit A
                                 SpeechPearl 99

The license for SpeechPearl 99, which is included in the Licensed Technology, is for all dialects of the currently available languages at the time of this Agreement.

Features of SpeechPearl 99

Grammar-based natural language understanding "Learn Word" function for name dialing applications Dynamic grammars to enable on-line application update Public rules to enable grammar reuse

Out-of-Vocabulary rejection and confidence computation for improved recognition performance Grammar tags for easy recognition result evaluation N-best result output to enable post-processing like database checks Multi-channel recognition for highest integration density Support of multiple input formats including PCM, A-law, mu-law Language resource switching for outmost flexibility in the applications Utterance logging for evaluation and data collections "C" API for most flexible integration

The currently available languages are:

US English
French
German
Dutch
North American Spanish

The SpeechPearl 99 software and dongles are not to include expiration dates embedded in the software.

SpeechPearl 99 is to be capable of 15,000 items per sub-vocabulary.

PSP and Licensee agree to participate jointly in the gathering of voices for optimization of the recognizer in specific regions. PSP will pay any labor costs or costs of a third party to provide the voices. Licensee will provide the system to record the voices.

                                    Exhibit B
                                Licensee Systems

Typical Licensee's Systems will consist of the following:

Single or Dual Pentium II processors
Windows NT Workstation 4.0 with service pack 5 Operating System Dual 9.1 Gb, HDD, SCSI with RAID
24 or 48 port telephony interface

The actual platform may or may not be exactly as described here.

                                    Exhibit C
                           Royalties and License Fees

In consideration of the terms of the Agreement, the price for SpeechPearl 99 (as described in Exhibit A) is $1,100 per Recognizer.

As an example, the typical 24 port system will employ six recognizer units at a license fee of $6,600.

An additional 1,000 items per directory above the 15,000 provided in Exhibit A shall be made available to Licensee at a 40% discount from PSP list prices.

                                    Exhibit D
                                  Support Fees

Normal charges for maintenance/support are 20% per licensed Recognizer per annum. In consideration of the terms of the Agreement, the charges for maintenance and support shall be 10% per licensed Recognizer, and shall be invoiced by PSP to Licensee quarterly, based upon purchases during the preceding quarter. The maximum annual charge for support shall not exceed $100,000.

The charges for maintenance and support for a new release of SpeechPearl will not be invoiced until the new release of SpeechPearl is a general commercial released product from PSP.

Maintenance/support services provides Technological Improvements, telephone support and maintenance services for Licensed Technology.

                                    Exhibit E
                                 Test Procedure

PSP will provide a test procedure prior to February 15, 2000. PSP and Licensee will mutually agree on a test procedure prior to the Beta Test.

                                    Exhibit F
                                 Support Levels

The following Support Levels definitions will apply to this Agreement.

         Level 1 Service shall mean the service provided in response to the initial phone call placed by a customer or distributor which identifies and documents an error in the Licensed Technology. This includes problem source identification assistance, problem analysis, problem resolution, installation planning information and preventive and corrective service information.

         Level 2 Service shall mean the service provided to analyze or reproduce the error to determine that the error is not reproducible. This includes problem recreation and in-depth technical analysis.

         Level 3 Service is the service provided to isolate the error to a component level of the Product. An attempt is to be made to provide an error correction or circumvention or notification that no correction or circumvention is available.

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                                    Exhibit G
                                      Marks

                                       22